Ehxibit 99


FOR IMMEDIATE RELEASE


Columbia, SC (October 25, 2007) - Carolina National Corporation (NASDAQ:CNCP), parent of Carolina National Bank and Trust Company, announced today that total assets grew by 16.2% from $196.2 million on September 30, 2006, to $228.0 million on September 30, 2007.

Growth in assets is attributable primarily to the growth of gross loans to $204.5 million, an increase of 16.1% for September 30, 2007 compared to September 30, 2006. Deposits also increased from $163.7 million at September 30, 2006 to $194.3 million at September 30, 2007, an increase of 18.7%.


Roger Whaley, president and CEO of Carolina National, said, "We are pleased with our increase in both the deposit and loan base for the past twelve months. We believe it demonstrates that we are experiencing true core growth within our consumer and small business customer base." Carolina National management believes that its pending merger with First National Bancshares, Inc., which still requires regulatory and shareholder approval and is anticipated to be completed during the first quarter of 2008, will bring additional resources, making the resulting company even more appealing to its targeted small business and consumer segments in the market.

Despite the growth in assets, loans and deposits, net income for the quarter and nine months ended September 30, 2007 declined $274,000 and $345,000, respectively, when compared to the same periods of 2006. The decline in net income for the periods is due primarily to strategic infrastructure expense and non-recurring merger related expenses. Other contributors to the reduction of net income were the net interest margin which decreased by 45 basis points in the third quarter of 2007 and nonperforming assets which grew in the third quarter to 1.29% of total assets or $2.96 million.

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Carolina National Bank
October 25, 2007

"Based on our evaluation, the company expects minimal losses on the non-performing assets," said Whaley. "There were no charged-off loans in the third quarter of the year and the bank has raised its reserve for loan losses since December 31, 2006 from $2.4 million to $2.6 million to cover estimated losses. We have adequate capital and loan loss reserve to support our assets."

Carolina National is expanding its presence in the Midlands through the construction of a new branch in Lexington, SC, which is anticipated to open in the second quarter of 2008.

                                                                    Unaudited                Unaudited             Audited
                                                                September 30, 2007      September 30, 2006      December 31, 2006
                                                                ------------------      ------------------      -----------------
Condensed Balance Sheet ($s in thousands)
         Assets
Cash equivalents ..............................................       $ 21,188               $ 18,112               $ 12,036
Investment Securities .........................................          1,276                    644                    644
Loans, net ....................................................        201,880                173,932                192,350
Other Assets ..................................................          3,682                  3,493                  3,882
                                                                      --------               --------               --------
  Total Assets ................................................       $228,026               $196,181               $208,912
                                                                      ========               ========               ========
         Liabilities
Deposits ......................................................       $194,328               $163,690               $175,582
Other Liabilities .............................................          1,669                  2,330                  2,737
                                                                      --------               --------               --------
  Total Liabilities ...........................................       $195,997               $166,020               $178,319
                                                                      --------               --------               --------
         Equity
Shareholders' Equity ..........................................       $ 32,209               $ 30,161               $ 30,593
                                                                      --------               --------               --------
Total Liabilities and
         Shareholders' Equity .................................       $228,026               $196,181               $208,912
                                                                      ========               ========               ========

                                                                                          Unaudited                 Unaudited
                                                                                      September 30, 2007       September 30, 2006
                                                                                      ------------------       ------------------
Year To Date Income Statement ($s in thousands)
Net Interest Income ............................................................            $6,410                    $5,849
Provision for Loan Losses ......................................................               209                       340
                                                                                            ------                    ------
Net Interest Income after
         Provision for Loan Losses .............................................             6,201                     5,509
                                                                                            ------                    ------
Noninterest Income .............................................................               284                       300
Noninterest Expense ............................................................             4,539                     3,461
Income Tax Expense .............................................................               703                       830
                                                                                            ------                    ------
         Net Income ............................................................            $1,173                    $1,518
                                                                                            ======                    ======

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Carolina National Bank
October 25, 2007

                                                                                        Unaudited                   Unaudited
                                                                                    September 30, 2007         September 30, 2006
                                                                                    ------------------         ------------------
Quarter To Date Income Statement ($s in thousands)
Net Interest Income ............................................................           $2,118                    $2,062
Provision for Loan Losses ......................................................              118                        89
                                                                                           ------                    ------
Net Interest Income after
         Provision for Loan Losses .............................................            2,000                     1,973
                                                                                           ------                    ------
Noninterest Income .............................................................              101                        93
Noninterest Expense ............................................................            1,704                     1,212
Income Tax Expense .............................................................              142                       325
                                                                                           ------                    ------
         Net Income ............................................................           $  255                    $  529
                                                                                           ======                    ======

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, First National has filed a preliminary joint proxy statement/prospectus on a Form S-4 registration statement with the Securities and Exchange Commission (the "SEC") on October 9, 2007. INVESTORS AND SHAREHOLDERS OF BOTH COMPANIES ARE ADVISED TO READ THE PRELIMINARY JOINT PROXY STATEMENT/PROSPECTUS AND ANY APPLICABLE AMENDMENTS OR SUPPLEMENTS AS THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the final joint proxy statement/prospectus (when available), as well as other filings containing information about First National and Carolina National at the SEC's internet site (http://www.sec.gov). Free copies of the final joint proxy statement/prospectus and each company's filings with the SEC may also be obtained from the respective companies. Free copies of First National's filings may be obtained by directing a request to First National Bancshares, Inc., 215
N. Pine Street, Spartanburg, South Carolina, 29302, Attention: Jerry L. Calvert. Free copies of Carolina National's filings may be obtained by directing a request to Carolina National Corporation, 1350 Main Street, Columbia, South Carolina 29201, Attention: Roger B. Whaley.

PARTICIPANTS IN THE SOLICITATION

First National, Carolina National, and their respective directors and executive officers may be soliciting proxies from their respective shareholders in favor of the merger. Information regarding First National's directors and executive officers is available in its 2007 definitive proxy statement (form type DEF 14A) available at www.sec.gov. Information regarding Carolina National's directors and executive officers is available in its 2007 definitive proxy statement (form type DEF 14A) available at www.sec.gov. More recent information regarding the

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Carolina National Bank
October 25, 2007

participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary joint proxy statement/prospectus filed with the SEC which may be found at the SEC's internet site (http://www.sec.gov/Archives/edgar/data/1095274 /000104746907007458/0001047469-07-007458-index.htm) and other relevant materials to be filed with the SEC when they become available.